Exhibit 99.1

Synchronoss Technologies Significantly Improves Capital Structure Through Discounted Retirement of Series B Preferred and Reduction in Senior Note Obligation

$75.0 Million Financing Proceeds to be Used for Repurchase of All Outstanding Shares of Series B Preferred and Repurchase of Approximately $19.7 Million of Senior Notes at a Discount to Face Value

Combined Transactions Expected to Result in a $7.3 Million Improvement to Capital Structure Plus Approximately $10.6 Million in Pre-Tax Cost Savings

BRIDGEWATER, NJ – June 28, 2024 – Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in personal Cloud platforms, today announced the retirement of its outstanding Series B Perpetual Non-Convertible Preferred Stock (the “Series B Preferred”) and $19.7 million of its outstanding 8.375% Senior Notes due 2026 (“Senior Notes”) funded by a new $75.0 million term loan with alternative credit manager AS Birch Grove. This financing is intended to serve as the first step in a larger strategic plan designed to significantly enhance the Company’s financial position, capital structure, cash generation capabilities, and operational flexibility.

Once complete, the Company expects these actions to reduce its total outstanding net debt, inclusive of its retired Series B Preferred, by approximately $7.3 million in addition to creating nearly $10.6 million in projected pre-tax cost savings over the life of the term loan.

With the proceeds of the financing, Synchronoss intends to repurchase the remaining 60,826 shares of its outstanding Series B Preferred held by a subsidiary of B. Riley Financial, Inc. (Nasdaq: RILY) (“B. Riley”). The Company has agreed to repurchase the Series B Preferred for an aggregate purchase price of $52.6 million (the “Series B Repurchase”). In addition to eliminating the $60.8 million liquidation preference of the Series B Preferred, this Series B Repurchase also reduces cost of capital from 14% to SOFR+550 basis points per annum, resulting in annual pre-tax cost savings of over $2.0 million.

Additionally, with the remaining proceeds from the term loan, Synchronoss intends to repurchase approximately $19.7 million in principal of its 8.375% Senior Notes due 2026 (“Senior Notes”) from an affiliate of B. Riley for a total purchase price of $16.5 million, to pay transaction fees and expenses associated with the financing, and for general corporate purposes.

Synchronoss believes that these measures collectively strengthen the capital structure of the Company and they are expected to be additive to the steps previously taken to position the Company to generate material free cash flows in 2024 and beyond.

Jeff Miller, CEO of Synchronoss Technologies Inc., stated, “Today’s announcement marks another major step in our ongoing evolution as we transform the business into a sustainably profitable and increasingly cash generative enterprise. Our ability to secure this financing from our new lending partner AS Birch Grove reflects the strong financial health of our Company and enables us to materially enhance our balance sheet through our combined capital structure improvements. We are also grateful to B. Riley for their strategic support over the past three years as our largest shareholder, which has been integral to our transformation strategy, and we look forward to their continued support.”

Scott Cragg, Partner at AS Birch Grove, added, “We are excited to partner with Synchronoss and are impressed by the Company’s successful transformation into a pure-play global Cloud solutions provider. We are pleased to support the continued evolution of the Company’s industry-leading platform and execution of growth opportunities with both existing and future customers.”

TD Cowen acted as Exclusive Financial Advisor to Synchronoss. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP served as legal counsel to Synchronoss. Cahill Gordon & Reindel LLP served as legal counsel to AS Birch Grove.

About AS Birch Grove
AS Birch Grove manages approximately $8 billion in assets across Multi-Strategy Credit, CLOs and Private Credit strategies. The firm was formed in 2021 through the merger of American Securities credit business and Birch Grove Capital. Birch Grove’s private credit funds focus on providing solution capital to middle market companies in transition and maintain a flexible mandate with the ability to support a wide variety of capital structures to enable customized solutions for businesses. For more information, please visit www.asbirchgrove.com.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Synchronoss’ SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how Synchronoss’ Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect the Company’s current views with respect to, among other things, the closing of the repurchases of Series B Preferred and Senior Notes, the use of proceeds from the term loan, the costs savings and future benefits of the financing and repurchases and the Company’s financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond Synchronoss’ control. Accordingly, any such forward looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although Synchronoss believes that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the satisfaction of the customary closing conditions related to the repurchases of Series B Preferred and Senior Notes, the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the litigation by the Securities and Exchange Commission (the “SEC”) against certain former employees of the Company described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, expected to be filed with the SEC in the third quarter of 2024. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Tom Colton and Alec Wilson
Gateway Group, Inc.
SNCR@gateway-grp.com